                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY



================================================================================



                    CONTRACT FOR PURCHASE AND SALE OF HOTEL


                                    between


                            ZETA MYSTIC HOTEL, INC.
                                   as Seller


                                      and


           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.
                                   as Buyer



                            Dated November 26, 1997



================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  Definitions
                                  -----------


SECTION 1.01.     Definitions...........................................     1
SECTION 1.02.     Definitions Generally.................................     7


                                  ARTICLE II

                 Purchase and Sale; Assumption of Liabilities
                 --------------------------------------------

SECTION 2.01.     Purchase and Sale.....................................     8
SECTION 2.02.     Assumed Liabilities...................................     8


                                  ARTICLE III

                                Purchase Price
                                --------------

SECTION 3.01.     Deposit...............................................     9
SECTION 3.02.     Cash to Close.........................................     9


                                  ARTICLE IV

                  Seller's Deliveries; Buyer's Due Diligence
                  ------------------------------------------

SECTION 4.01.     Property Records......................................    10
SECTION 4.02.     Inspection of Hotel; Confidentiality Agreements.......    10
SECTION 4.03.     Access to Hotel.......................................    13


                                   ARTICLE V

                           Seller's Representations
                           ------------------------

SECTION 5.01.     Representations of Seller.............................    16
SECTION 5.02.     Survival of Representations and Covenants.............    19
SECTION 5.03.     No Reliance on Documents..............................    19
SECTION 5.04.     Disclaimers...........................................    20
SECTION 5.05.     Effect of Disclaimers.................................    21
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                                                                               2

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
                                  ARTICLE VI

                     Covenants and Affirmative Obligations
                     -------------------------------------

SECTION 6.01.     Maintenance of Property................................   21
SECTION 6.02.     Assumed Contracts......................................   22
SECTION 6.03.     No Further Encumbrances................................   22
SECTION 6.04.     Compliance with Obligations............................   22
SECTION 6.05.     Notice of Change in Governmental Requirements..........   22
SECTION 6.06.     Insurance..............................................   22
SECTION 6.07.     Restaurant Lease.......................................   22
SECTION 6.08.     Management Agreements..................................   22
SECTION 6.09.     Cooperation............................................   23
SECTION 6.10.     Seller's Indemnity.....................................   23
SECTION 6.11.     Buyer's Indemnity......................................   23
SECTION 6.12.     Indemnity Procedures Relating to Third Party Claims;
                   Exclusivity...........................................   23
SECTION 6.13.     Indemnity Fund.........................................   24
SECTION 6.14.     Hotel Employees........................................   25


                                  ARTICLE VII

                                  Conditions
                                  ----------

SECTION 7.01.     Conditions to Buyer's Obligation to Close..............   27
SECTION 7.02.     Failure of Buyer's Conditions..........................   27
SECTION 7.03.     Conditions to Seller's Obligations to Close............   28
SECTION 7.04.     Failure of Seller's Conditions.........................   28


                                 ARTICLE VIII

                                 Closing.................................   28
                                 -------
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                                                                               3

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                                  ARTICLE IX

                               Closing Documents
                               -----------------

SECTION 9.01.     Seller's Closing Documents............................    29
SECTION 9.02.     Buyer's Closing Documents.............................    30

                                   ARTICLE X

                               Closing Procedure
                               -----------------

SECTION 10.01.    Transfer of Funds.....................................    30
SECTION 10.02.    Delivery of Documents.................................    30
SECTION 10.03.    Disbursement of Funds and Documents...................    31


                                  ARTICLE XI

                         Prorations and Closing Costs
                         ----------------------------

SECTION 11.01.    Prorations............................................    31
SECTION 11.02.    Seller's Closing Costs................................    35
SECTION 11.03.    Buyer's Closing Costs.................................    35
SECTION 11.04.    Accounts Payable......................................    36


                                  ARTICLE XII

                           Possession; Risk of Loss.....................    36
                           ------------------------


                                 ARTICLE XIII

                      Condemnation and Damage by Casualty
                      -----------------------------------

SECTION 13.01.    Condemnation..........................................    36
SECTION 13.02.    Damage by Casualty....................................    37

                                  ARTICLE XIV

                                    Default
                                    -------

SECTION 14.01.    Buyer's Default; Liquidated Damages...................    38
SECTION 14.02.    Seller's Default......................................    38

                                  ARTICLE XV
Real Estate and Other Commissions and Fees..............................    39


                                  ARTICLE XVI

                                    Notices.............................    40
                                    -------


                                 ARTICLE XVII

                                  Assignment............................    40
                                  ----------


                                 ARTICLE XVIII

                                 Escrow Agent
                                 ------------

SECTION 18.01.    Duties and Authorization..............................    40
SECTION 18.02.    Liability.............................................    41
SECTION 18.03.    Hold Harmless.........................................    42
SECTION 18.04.    FDIC Coverage.........................................    42

                                  ARTICLE XIX

                            Buyer's Representations
                            -----------------------

SECTION 19.01.    Organization and Corporate Authority..................    42
SECTION 19.02.    Resources.............................................    43


                                  ARTICLE XX

                                 Miscellaneous
                                 -------------

SECTION 20.01.    Counterparts..........................................    43
SECTION 20.02.    Section and Paragraph Headings........................    43
SECTION 20.03.    Amendment.............................................    43
SECTION 20.04.    Attorneys' Fees.......................................    43
SECTION 20.05.    Governing Law.........................................    43
SECTION 20.06.    Entire Contract.......................................    43
SECTION 20.07.    Time of the Essence...................................    43
SECTION 20.08.    Computation of Time...................................    44
SECTION 20.09.    Successors and Assigns................................    44
SECTION 20.10.    No Party Draftsman....................................    44
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

                                                                               5

SECTION 20.11.    No Third Party Benefitted.............................    44
SECTION 20.12.    Public Announcements..................................    44
SECTION 20.13.    Recordation...........................................    45


EXHIBIT A   Title Description
EXHIBIT B   Intentionally Omitted
EXHIBIT C   Assumed Contracts
EXHIBIT D   Intentionally Omitted
EXHIBIT E   Litigation
EXHIBIT F   Form of Letter of Credit

                    This CONTRACT FOR PURCHASE AND SALE OF HOTEL (this
               "Contract") is made and entered into as of November 26, 1997 (the "Effective Date"), between ZETA MYSTIC HOTEL, INC., a Delaware corporation (the "Seller") and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Buyer").


          In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  The following terms when used in this
                         ------------
Contract shall have the following meanings:

          Affiliate.  With respect to any Person, means any other Person
          ----------
directly or indirectly controlling, controlled by or under common control with such specified Person or which is a director, officer, general partner or managing member of such specified Person.

          Assignment.  The Assignment and Bill of Sale which conveys all of the
          -----------
Seller's right, title and interest in and to the Assumed Contracts (other than those terminated at Buyer's request pursuant to Section 2.02(a)) and Personal Property to Buyer or its designee, subject only to Permitted Exceptions and Permitted Liens.

          Assumed Contracts.  All service contracts, real property leases,
          ------------------
equipment, vehicle or other personal property leases, installment sales contracts, sales and purchase orders, maintenance agreements and other agreements relating to the Property or the use and operation of the Hotel to the extent listed on the attached Exhibit C (as such Exhibit may be supplemented from time to time in accordance with Section 4.01), but excluding the Management Agreement.

          Attorneys' Fees.  All reasonable fees and disbursements charged by
          ----------------
attorneys or law firms for legal services and the services of any paralegals, legal assistants or law clerks, including without limitation fees charged for representation in negotiations, at the trial level and in all appeals.

          Buyer's Address.  American General Hospitality Operating Partnership,
          ----------------
L.P., 5605 MacArthur Boulevard, Suite 1200, Irving, Texas 75038 (Telephone:
(972) 550-6800; Telecopy: (972) 550-6895); Attention: Steven D. Jorns and Bruce
G. Wiles.

          Buyer's Attorney.  Douglas A. Raelson at the following address:
          -----------------
Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, NY 10022 (Telephone: (212) 856-7189; Telecopy: (212) 856-7806).

          Cash to Close.  The Purchase Price plus all of Buyer's closing costs
          --------------
specified herein, subject to the adjustments and prorations set forth herein.

          Closing.  The delivery of the Deed and Assignment to Buyer
          --------
concurrently with the delivery of the Purchase Price to Seller and the consummation of the transaction contemplated hereby.

          Closing Date.  The date of consummation of the transaction
          -------------
contemplated hereby in accordance with the terms of this Contract; provided, however, that in no event shall the Closing Date occur later than the date set forth in Article VIII hereof.

          Commission.  The U.S. Securities and Exchange Commission.
          -----------

          Control.  With respect to any Person, the power to direct the
          --------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.
 -----------       ----------

          Deed.  The special warranty deed (or equivalent) by which Seller
          -----
conveys its interest in the Land, together with the related Improvements thereon, to Buyer, subject to Permitted Exceptions and Permitted Liens.

          Deposit.  At Buyer's sole option, and subject to any election of Buyer
          --------
to increase the Deposit pursuant to Article VIII, either (i) a Letter of Credit in the face amount of $200,000 or (ii) the sum of $200,000 cash, together with all interest earned on said sum while it is held in escrow by Escrow Agent in accordance with this Contract. Except as specifically provided herein, any interest earned on the Deposit shall be paid to Buyer at Closing.

          Effective Date.  The date of this Contract as set forth in the
          ---------------
preamble hereof.

          ERISA.  Employee Retirement Income Security Act of 1974, as amended
          ------
from time to time.

          Escrow Agent.  The Title Company.
          -------------

          Governmental Authority.  Any Federal, state, county, municipal or
          -----------------------
other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

          Governmental Requirement.  Any law, statute, code, ordinance, rule,
          -------------------------
regulation, permit, certificate, license, authorization, agreement or requirement now existing of any Governmental Authority.

          Hazardous Material.  Any flammable or explosive materials, petroleum
          -------------------
or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), dioxin, urea formaldehyde, hazardous wastes or substances or toxic wastes or substances, including, without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic materials" or "toxic substances" under any applicable Governmental Requirement.

          Hotel.  The hotel known as "The Lodge at the Seaport" located in
          ------
Mystic, Connecticut, consisting of all right, title and interest of the Seller in and to the Land, Improvements and Personal Property.

          Improvements.  All structures, fixtures or other improvements on, over
          -------------
or beneath the Land.

          I.R.C.  The Internal Revenue Code of 1986, as amended from time to
          ------
time.

          Land.  The real property upon which the Hotel is located, as more
          -----
particularly described in Exhibit A.

          Letter of Credit.  An irrevocable letter of credit naming Seller as
          -----------------
payee, in substantially the form of Exhibit F.

          Management Agreement.  The management agreement with the Manager
          ---------------------
relating to the Hotel as in effect on the date hereof.

          Manager.  American General Hospitality Operating Partnership, L.P.
          --------

          Material Damage.  Unrepaired damage as a result of fire or other
          ----------------
casualty to the Hotel with an aggregate cost to repair of 15% of the Purchase Price.

          Material Portion.  Any portion of the Hotel which, if removed, would
          -----------------
result in a decrease in value of the Hotel of more than 15% of the Purchase
Price.

          Permitted Exceptions.  The title exceptions described in the title
          ---------------------
report delivered as part of the Property Records if not objected to in writing by Buyer prior to the end of the Review Period, subject to the provisions of
Section 4.02(b).

          Permitted Investments.  Investments in (i) United States government
          ----------------------
securities or securities of agencies of the United States government which are guaranteed by the United States government and having a maturity of one year or less; (ii) certificates of deposit, banker's acceptances and time deposits and money market deposit accounts issued or offered by commercial banks having a combined capital and surplus in excess of $1 billion organized under the laws of the United States or any political subdivision thereof and having a maturity of one year or less; (iii) commercial or finance company paper of companies organized under the laws of any state of the United States or any political subdivision thereof having a rating assigned to such commercial paper of one of the two highest unsecured debt ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc. and having a maturity of one year or less; (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository or trust company; or (v) such other investments upon such terms as Buyer and Seller may agree upon in writing.

          Permitted Liens.  To the extent not included in the definition of
          ----------------
Permitted Exceptions, all liens, security interests, claims, charges and encumbrances (i) pertaining to the Assumed Contracts or (ii) for Taxes which are not due and payable or which may thereafter be paid without penalty.

          Person.  Any individual, trustee, corporation, general or limited
          -------
partnership, limited liability
partnership, limited liability company, joint venture, joint stock company, bank, firm, governmental agency, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

          Personal Property.  All items of personal property located on the Land
          ------------------
or owned by Seller and used in connection with the operation of the Hotel, but excluding therefrom any Third Party Property. Such items of personal property shall include, but not be limited to: (i) all fixtures, furnishings, building materials, machinery, equipment, telephones, televisions, computers, glass, tools, silver, china, glassware, utensils, towels, linens, signs, transferable licenses and permits, telephone numbers, trade names (but excluding any trade names of any former franchisors of the Hotel or any other third party), motor vehicles, inventories, food and beverages in process and all other articles of personal property now or hereafter attached or appurtenant to the Land or the Improvements or used in connection with the use or operation thereof, including any Property Records, drawings, as-built plans and specifications and all permits and warranties in the possession of the Seller and (ii) all attachments, appliances, fittings, lighting fixtures, doors, cabinets, elevators, flagpoles, sprinkler, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, vaults, safes, carpets and floor coverings, together with all parts and supplies pertaining thereto.

          Property.  Collectively, all the Seller's right, title and interest in
          ---------
and to the Land, Improvements and Personal Property (including, without limitation, the Hotel).

          Property Records.  Each of the following, to the extent such are in
          -----------------
the possession of Seller or the Manager:

          (a) all operating statements (including income and expense statements) and financial statements (for the calendar years 1995 and 1996 and 1997 to date), existing operating and capital expenditure budgets and other books and records for the Property, including all guest registration cards, guest transcripts, guest histories and all other available guest information;

          (b) all engineering and architectural plans, specifications and drawings and as-built plans pertaining to the Property;

          (c) all advance reservations and trade-out agreements for hotel rooms, meetings, conventions and the use of facilities for banquets, parties, affairs and the like which extend to a period beyond the Closing Date;

          (d) copies of all assignable guarantees and warranties issued or made in connection with the construction, improvement, alteration, equipment and repair of any Improvements;

          (e) copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law for the current operation of the Property, and issued by all Governmental Authorities having jurisdiction, and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions);

          (f) copies of all Assumed Contracts;

          (g) all existing environmental audits, engineering reports, ADA compliance reports, similar studies, notices and information concerning the condition of the Improvements and any Hazardous Material on or about the Property;

          (h) copies of all existing title reports, surveys and engineering and structural reports in respect of the Property;

          (i) 1997 and (if available) 1998 capital and operating budgets;

          (j) samples of all material marketing brochures;

          (k) copies of all risk management reports available from the Manager; and

          (l) any leases of adjacent land or facilities in connection with the Hotel.

          Purchase Price.  Five million six hundred thousand Dollars
          ---------------
($5,600,000).

          REIT.  American General Hospitality Corporation, a Maryland
          -----
corporation.

          Restaurant Lease.  That certain lease dated as of March 25, 1965, as
          -----------------
amended, relating to the restaurant portion of the Property.

          Seller's Address.  ZETA Mystic Hotel, Inc., c/o Financial Security
          -----------------
Assurance Inc., 350 Park Avenue, 13th Floor, New York, NY 10022 (Telephone:
(212) 826-0100); Telecopy: (212) 339-3518); Attention:  Alex Makowski.

          Seller's Attorney.  Kevin J. Grehan at the following address:
          ------------------
Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 (Telephone:
(212) 474-1490; Telecopy:  (212) 474-3700).

          Tax.  Any tax, governmental fee or other like assessment or charge of
          ----
any kind whatsoever relating to real or personal property (excluding, however, any sales, use or occupancy taxes), together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax, fee assessment, or charge.

          Termination Date.  The date 365 days from the Closing Date.
          -----------------

          Third Party Property.  All items of personal property located at the
          ---------------------
Hotel which are (i) owned by space lessees under space leases listed on Exhibit C, employees, guests or any other person pursuant to any Assumed Contract, (ii) leased pursuant to any equipment leases or vehicle leases with respect to the Hotel listed on Exhibit C, or (iii) items that are subject to the rights of the Manager under the Management Agreement, provided that the aggregate value of all such items described in this clause (iii) does not exceed $10,000.

          Title Company.  Lawyers Title Insurance Corporation, c/o Michael D.
          --------------
Gallinar, Adams, Gallinar & Iglesias, P.A., 701 Brickell Avenue, Suite 2150, Miami, FL 33131 (Telephone: (305) 416-6800; Telecopy (305) 416-6811).

          SECTION 1.02.  Definitions Generally.  Definitions in this Contract
                         ----------------------
apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Contract as a whole and not to any particular article, section, paragraph, subdivision, clause, exhibit or schedule. All article, section, paragraph, subdivision, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Contract.

                                   ARTICLE II

                  Purchase and Sale; Assumption of Liabilities
                  --------------------------------------------

          SECTION 2.01.  Purchase and Sale.  On the terms and subject to the
                         ------------------
conditions set forth herein, Seller agrees to sell and convey the Property to Buyer and Buyer agrees to purchase and acquire the Property from Seller.

          SECTION 2.02.  Assumed Liabilities.  (a)  Buyer shall assume as of the
                         --------------------
Closing Date and shall pay, perform and discharge when due, and shall indemnify Seller and its Affiliates against and hold them harmless from, all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, arising out of or attributable to the ownership or operation of the Property (including the use or operation of the Hotel) on or after the Closing Date (the "Assumed Liabilities"), including, without limitation, the following:

          (i) all obligations and liabilities under the Assumed Contracts accruing from and after the Closing Date;

          (ii) all liabilities to customers with respect to all unrefunded cash deposits paid by such customers to Seller prior to the Closing Date and paid by Seller to Buyer (or credited against the Purchase Price) pursuant to Section 11.01 hereof;

          (iii) all claims, obligations and liabilities relating to the use or operation of the Hotel or arising out of events occurring at the Property at any time on or after the Closing Date; and

          (iv) all obligations and liabilities with respect to Taxes relating to the Property with respect to any period that is not a Pre-Closing Tax Period; provided, however, that the Buyer will not assume liability for any Taxes relating to the Property with respect to any Pre-Closing Tax Period except as set forth in Section 11.01 of this Contract. A "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):
     (i) real, personal and intangible property Taxes ("Property Taxes") relating to the Property with respect to the Pre-Closing Tax

     Period shall be equal to the amount of the Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the applicable Straddle Period, and (ii) Taxes (other than Property Taxes) relating to the Property with respect to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

On or prior to the expiration of the Review Period, Buyer may elect to require that Seller terminate as of the Closing Date any Assumed Contracts (it being acknowledged that any Assumed Contracts that by their terms will expire between the Effective Date and the Closing Date will be renewed by the Seller to the extent required by Sections 6.01 and 6.02); provided, however, that Buyer shall be responsible for paying on the Closing Date all termination fees, penalties and other sums required in connection with such terminations, and the Cash to Close shall be adjusted accordingly.

          (b) Buyer's obligations under this Section 2.02 will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Contract or any document delivered in connection herewith or any right or alleged right to indemnification hereunder.

                                  ARTICLE III

                                 Purchase Price
                                 --------------

          The Purchase Price shall be paid as follows:

          SECTION 3.01.  Deposit.  No later than December 2, 1997, Buyer shall
                         --------
deliver to Escrow Agent the Deposit, together with a completed and executed W-9 Form for the Buyer. Provided that Buyer has not terminated this Contract pursuant to Section 4.02(b) on or before the last day of the Review Period (as defined below), the Deposit shall become nonrefundable to Buyer except as expressly set forth in Section 7.02, Article XIII or Article XIV hereof.

          SECTION 3.02.  Cash to Close.  The Cash to Close shall be paid to
                         --------------
Escrow Agent in accordance with the closing procedure hereinafter set forth.

                                   ARTICLE IV

                   Seller's Deliveries; Buyer's Due Diligence
                   ------------------------------------------

          SECTION 4.01.  Property Records.  Seller has delivered or made
                         -----------------
available to Buyer (including through granting Buyer access to the Hotel) the Property Records; provided, however, if Seller obtains or becomes aware of any
                  --------  -------
additional Property Records, Seller shall deliver or make available such additional Property Records to Buyer as soon as practicable but in any event not less than five (5) days prior to the end of the Review Period, and such records shall thereupon become, and be deemed to be part of, the Property Records and all of Seller's representations herein shall be deemed to include such Property Records; provided further, that all Property Records in the possession or
         ----------------
control of Manager or an Affiliate thereof shall be deemed to have been delivered by Seller.

          SECTION 4.02.  Inspection of Hotel; Confidentiality Agreements.  (a)
                         ------------------------------------------------
During the period from the Effective Date through and including December 15, 1997 (the "Review Period"), Buyer and Buyer's agents and representatives shall be given reasonable access to the Hotel (including Property Records located thereat) during normal business hours and shall have the right to physically inspect the Property and to conduct, at Buyer's sole cost and expense, soil tests and other nondestructive inspections, provided that such tests and
                                            --------
inspections shall be (i) coordinated with Seller in advance, (ii) performed by Persons reasonably satisfactory to Seller and who shall have obtained or be otherwise covered by adequate insurance for any costs, losses or damages arising while on the Property and (iii) performed in a manner that does not unreasonably interfere with the use and occupancy of the Hotel by the Seller, by guests or patrons of the Hotel, or by tenants. In the event that the Closing does not occur for any reason, Buyer shall have the obligation promptly to restore (at Buyer's expense) the Property to the condition existing prior to Buyer's entry (other than changes in the condition of the Property not caused by Buyer's entry), which obligation shall survive any termination of this Contract. Buyer covenants and agrees that the Property shall not be damaged or impaired in any way as the result of its activities on the Hotel's premises, and hereby agrees to indemnify and hold the Seller and its Affiliates harmless from and against any claims, causes of action, damages and expenses (including Attorneys' Fees) to the extent incident to, resulting from or in any way arising out of (i) Buyer's presence (or the presence of Buyer's agents or representatives) in, on or about the Property, or (ii) out of any test or inspection conducted by Buyer on the Property. Such indemnity shall survive the Closing or any termination of this Contract and not be merged therein.

          (b) Buyer shall have until the end of the Review Period to notify Seller in writing of (i) any objections relating to the Property that Buyer has discovered as a result of Buyer's inspections pursuant to Section 4.02(a) or Buyer's review of the Property Records, or (ii) its election to terminate this Contract, which it may exercise in its sole and absolute discretion. If, on or before the end of the Review Period, Buyer shall notify Seller of any such objections, Seller may elect to cure such objections within 10 days after the date on which it received notice of Buyer's objections and, following such election, shall use reasonable efforts to cure such objections no more than 90 days following such election, or shall deliver notice to Buyer that it will not cure. If Seller shall have so elected to cure such objections, but shall not have cured such objections within such 90 days (the "Cure Period") to Buyer's reasonable satisfaction or shall have delivered notice to Buyer that it will not cure, Buyer may terminate this Contract by written notice to Seller and Escrow Agent at any time within 10 days after the expiration of the Cure Period or its receipt of Seller's notice that it will not cure, as the case may be. If Buyer fails to notify Seller and Escrow Agent of any such objections or its election to terminate this Contract on or before the end of the Review Period, or if Buyer fails to notify Seller and Escrow Agent that it is not satisfied with the cure of any such objections within 10 days after the Cure Period or of its election to terminate this Contract within 10 days after its receipt of Seller's notice that it will not cure, Buyer shall be deemed to have approved all such matters and to have waived its right to terminate this Contract under this
Section 4.02. If Buyer terminates this Contract pursuant to this Section, Seller shall be entitled to retain (and, to the extent it has not already done so, Buyer shall return to Seller) all Property Records, including all reports and studies prepared by third parties relating to the Property resulting from the inspection of the Property and all documents delivered to Buyer pursuant to
Section 4.01 hereof. The Deposit shall be returned to Buyer by Escrow Agent within two (2) business days after any such termination and neither party shall have any further rights or obligations to the other, except for the indemnity set forth in Section 4.02(a). If Buyer does not terminate this Contract as provided herein, Buyer shall be deemed to have waived the right to terminate this Contract under this Section and shall be deemed to have accepted and approved the condition of the Property, subject to the remaining terms of this Contract, and the Deposit shall become nonrefundable to Buyer, subject only to Section 7.02, Article XIII and Article XIV hereof. Notwithstanding the foregoing, Seller shall be obligated to remove (i) to the extent objected to by Buyer prior to the end of the Review Period, any objections to title in the nature of mortgages, liens or judgments (other than those created pursuant to Assumed Contracts) ("Objections to Title") that can be removed upon payment of a liquidated sum of money and that are shown on title report delivered as a Property Record, (ii) mortgages and mechanics liens discovered after the date of such title report that are the result of acts of the Seller and (iii) other Objections to Title discovered after the date of such title report that can be removed upon payment of a liquidated sum of money; provided, however, that in no-------- -------event shall Seller be obligated to expend more than $40,000 in the aggregate to remove objections of the type described in clause (iii).

          (c) Except to the extent otherwise provided herein, required by law or advised by counsel to be required by law, until the consummation of the transaction contemplated by this Contract, the parties hereto shall hold, and shall cause each of their respective Affiliates to hold, all information and documents obtained in connection with the transaction contemplated hereby confidential including any oral and written information concerning the Seller and the Property received from the Seller or from a third party at the direction of the Seller (collectively, the "Due Diligence Material"). The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Seller, except to the employees or boards of directors of Buyer, the REIT, or any of their Affiliates, to Buyer's prospective lenders and their counsel, to any hotel franchisors, any marketing company employed to do feasibility studies, or any investment banking, accounting, legal or other professional advisers, or to any environmental or engineering consultants with whom Buyer desires to consult in connection with the transaction contemplated hereby. If the transaction contemplated hereby is not consummated for any reason whatever, each party hereto shall, as soon as practicable, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto. Notwithstanding the foregoing, it is acknowledged that the REIT may sell shares to the general public and that in connection therewith, the REIT has the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in the REIT's judgment, and that of its attorneys and underwriters, to file a registration statement with respect to its shares with the Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Contract, as well as various documents delivered to the REIT and/or Buyer pursuant to this Contract.

          SECTION 4.03.  Access to Hotel.  Buyer shall have the following access
                         ----------------
to the Hotel:

          (a)  Oversight.  After the Review Period, Buyer and Buyer's authorized
               ----------
representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Hotel during normal business hours and to establish and maintain an oversight operation with respect to the Hotel prior to the Closing Date. Personnel from such oversight operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Hotel and shall have the right (at Buyer's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Buyer and its oversight operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Contract, (c) shall repair any damage to the physical condition of the Hotel caused by Buyer or its agents in any such oversight operation, and (d) shall not assume, or be deemed to have assumed, management responsibilities prior to Closing by virtue of such oversight operation. Buyer shall indemnify Seller from and against any and all loss, damage, liability, cost or expense resulting from the violation or breach of any of the covenants set forth in clauses (a) through (d) of the preceding sentence. Nothing contained herein is deemed to create a right of the Buyer to terminate this Contract after the Review Period.

          (b)  Access to Records and Financial Information. (i) Buyer and
               --------------------------------------------
Buyer's authorized representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Hotel during normal business hours and upon reasonable notice to Seller to examine and inspect all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotel, are in Seller's possession or control, and have not been otherwise provided to Buyer as required elsewhere herein.

          (ii) Seller agrees to cooperate with Buyer to obtain any information needed from Seller to enable Buyer and the REIT to file any necessary tax returns.

          (iii) Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Contract and continuing through the second anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its designated accountants and employees with access to all financial information in its possession pertaining to the period of Seller's ownership of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants, to enable Buyer, the REIT and their accountants to prepare financial statements in compliance with any or all of (i) Rule 3-14 of Regulation S-X of the Commission, (ii) any other rule issued by the Commission and applicable to Buyer or the REIT and (iii) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Buyer or the REIT; provided, however, that in any such event(s), Buyer shall reimburse Seller for third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirements. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer, the REIT and their accountants' may require to be provided (to the extent in the Seller's possession or control as of the date of this Contract and not turned over to Buyer or the REIT, or their respective Affiliates at Closing) in order to comply with clauses (i),
(ii) or (iii) of the previous sentence:

          (1) applicable rent rolls for the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

          (2) Seller's internally-prepared operating statements;

          (3) applicable leases;

          (4) Seller's budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses;

          (5) Seller's cash receipt journals and bank statements for the Property;

          (6) Seller's general ledgers with respect to the Property;

          (7) Seller's schedule of expense reimbursements required under applicable leases in effect on the Closing Date, if one exists;

          (8) Seller's schedule, if one exists, of those items of repairs and maintenance performed by, or at the direction of Seller, during the Seller's final fiscal year in which the Seller owned and operated the Property (the "Final Fiscal Year");

          (9) Seller's schedule, if one exists, of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

          (10) Seller's invoices with respect to expenditures made during the Final Fiscal Year; and

          (11) access (during normal and customary business hours) to responsible personnel to answer accounting questions.

          (iv) Prior to the end of the Review Period, Seller shall also provide to Buyer's representatives a representation letter, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, signed by individuals(s) responsible for Seller's financial reporting sufficient to enable Buyer's accountants to render an opinion on the financial statements related to the Hotel, such letter to be in a form which shall be reasonably agreed to by Seller and Buyer on or prior to the expiration of the Review Period.

          (v) To the extent that the financial statements previously provided by Seller for the current year do not include any period up to and including the Closing Date, Seller shall, within twenty-five (25) days after the Closing Date, provide Buyer with monthly unaudited compilation financial statements, including balance sheets, general ledger and income statements applicable to such period inclusive of the Closing Date. From the date hereof until the Closing Date, Seller shall deliver to Buyer each week upon receipt of a copy of the weekly status report for the Hotel.

                                   ARTICLE V

                           Seller's Representations
                           ------------------------

          SECTION 5.01.  Representations of Seller.  Seller represents and
                         -------------------------
warrants to Buyer as of the date hereof as follows (to the extent that such representations and warranties are expressly qualified by reference to the Seller's knowledge (or similar reference), then, unless otherwise indicated, such reference shall be to the current, actual knowledge of Alex Makowski, without any inquiry other than (i) of the general manager of the Hotel and (ii) of Errol Uhr and Maria E. Cheng):

          (a)  Seller's Existence.  Seller is a corporation duly organized,
               -------------------
validly existing and in good standing under the laws of the State of Delaware, and is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in Section 1445 of the I.R.C.).

          (b)  Authority.  Seller has the corporate power and authority to
               ----------
execute, deliver and perform this Contract and the other documents and agreements contemplated hereby; Seller has duly authorized the execution and delivery of this Contract and the performance of its obligations hereunder; subject to obtaining the consents required hereunder, if any, and except for the rights of the lessee under the Restaurant Lease, the entry into, the performance of, or compliance with this Contract by Seller will not, to Seller's knowledge, result in any violation of, default under, or acceleration of any obligation under any existing partnership agreement, mortgage indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Seller or the Hotel.

          (c)  Litigation.  Except as set forth on Exhibit E, there are no
               -----------
actions, suits, proceedings or investigations (including condemnation proceedings) that are material in relation to the Hotel pending or, to Seller's knowledge, threatened against the Property and Seller is not aware of any facts which might result in any such action, suit or proceeding.

          (d)  Hazardous Material.  Except for (i) those matters specified in
               -------------------
Seller's existing environmental reports which form a part of the Property Records and (ii) the handling, use and storage of Hazardous Material in the ordinary course of operating the Hotel, which in each instance has been and shall be in material compliance with all applicable Governmental Requirements, Seller (A) has no knowledge of any discharge, spill, or disposal of any Hazardous Material on or under the Property and (B) has received no written notice from any Governmental Authority of any violations of Governmental Requirements regarding Hazardous Materials concerning the Property or any portion thereof.

          (e)  No Rights To Purchase.  Except for the rights of the lessee under
               ----------------------
the Restaurant Lease, no other Person has any right of first refusal or option to acquire Seller's Property or any portion thereof or lease any space therein.

          (f)  Assumed Contracts.  Other than the Management Agreement, the
               ------------------
schedule of Assumed Contracts attached to this Contract as Exhibit C, as such Exhibit may be supplemented from time to time in accordance with Section 4.01 (true, accurate and complete copies of which are included in the Property Records), constitutes a list of all of the agreements, leases or other contracts affecting the Property and there are no other agreements, leases or other contracts with respect to the Property. Except as set forth herein or as provided in any Exhibit hereto, Seller has neither received nor delivered any written notice that any party is currently in material default under any Assumed Contract and to Seller's knowledge, no event has occurred or circumstance exists which, with the giving of notice or passage of time, would constitute a material default thereunder. Seller has received no notice that any party to any Assumed Contract intends to cancel or terminate such Assumed Contract. Seller shall not assign any Assumed Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention of such Assumed Contract or in any way adversely affect the rights of Buyer or Seller. Seller and Buyer will use commercially reasonable good faith efforts (but without any payment of money by Seller or Buyer other than incidental out-of-pocket expenses related thereto) to obtain any required consent of the other parties to any such Assumed Contract for the assignment thereof, or any claim, right or benefit arising thereunder or resulting therefrom, to Buyer as Buyer may reasonably request.

          (g)  Financial Statements.  The financial statements for the Hotel
               ---------------------
delivered to Buyer, for the current year and each of the two years prior to the date of this Contract, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects or the Uniform System of Account for Hotels. To Seller's knowledge, the financial statements referred to in this Section 5.01(g) present fairly the financial condition and results of operations of the Hotel as of the dates thereof.

          (h)  Notices.  Seller has received no written notice from any
               --------
Governmental Authority, any insurer or any other party (i) that either the Property or the use or operation thereof is currently in violation of any zoning or other land use regulations, (ii) that Seller is currently in violation, or with the passage of time will be in violation, of the requirements of any ordinance, law, regulation or order of any Governmental Authority affecting the Property or that any investigation has commenced or is contemplated regarding any such possible violation, or (iii) asserting that Seller is required to perform work at the Property or obtain any permit, license, certificate or authority to cure or avoid any such violation; provided that Seller shall not be
                                               --------
deemed to have breached any of the above representations or warranties unless the applicable violation is material in relation to the Hotel.

          (i)  Parties in Possession.  Other than (i) guests in the Hotel and
               ----------------------
(ii) as described in the Property Records (including lessees under leases included therein), there are no parties other than Seller in possession of any portion of the Land or Improvements as lessees, tenants at sufferance or trespassers. There are no leases or licenses for the use of adjacent land or facilities in connection with the operation of the Hotel.

          (j)  Commitments to Governmental Authorities. Except as set forth in
               ----------------------------------------
the Property Records (i) no commitments relating to the Property that are material in relation to the Hotel have been made to any Governmental Authority, utility company, school board, church or other religious body or any homeowner or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Land and (ii) no Governmental Authority has imposed, or to the knowledge of Seller has threatened to impose, any requirement that is material in relation to the Hotel that the owner of the Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection the Land.

          (k)  Ownership of Property.  Seller owns good and insurable title to
               ----------------------
the Land and Improvements, subject only to Permitted Liens and Permitted Exceptions. Except as otherwise shown on Exhibit C, all of the Personal Property has been fully paid for and is owned by Seller free and clear of all liens and encumbrances, in each case subject only to Permitted Liens and Permitted Exceptions.

          (l)  No Franchise Agreement.  There is no franchise agreement
               -----------------------
currently in effect for the Hotel.

          (m)  ERISA.  Seller is not an "employee benefit plan" within the
               ------
meaning of Section 3(3) of ERISA or an entity whose assets include plan assets within the meaning of Department of Labor Regulation Section 2510.3-101. The consummation of the transaction contemplated by this Contract will not result in a "prohibited transaction" within the meaning of Section 4975(c) of the I.R.C. or Section 406 of ERISA.

          (n)  No Employees.  No employees employed in connection with the Hotel
               -------------
are employed by Seller and there are no union contracts or other employment agreements covering any such employees binding on Seller or the Hotel.

          SECTION 5.02.  Survival of Representations and Covenants.  The
                         ------------------------------------------
representations and warranties of the Buyer and Seller set forth in this Contract shall survive until the Termination Date. Except as expressly provided in this Contract, all of the covenants and agreements of Buyer and Seller set forth in this Contract shall expressly survive for an indefinite period after the Closing and shall specifically not merge into the Closing and the delivery of the Deed and the Assignment.

          SECTION 5.03.  No Reliance on Documents.  Except as expressly stated
                         -------------------------
in this Contract, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller (or its brokers, agents, representatives or advisors) to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to

Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) none of the Seller, its Affiliates or the Person which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

          SECTION 5.04. DISCLAIMERS.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
                        ------------
CONTRACT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS (INCLUDING, WITHOUT LIMITATION, ACCESSIBILITY FOR HANDICAPPED PERSONS), THE TRUTH, ACCURACY OR COMPLETENESS OF ANY PROPERTY RECORDS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, INFORMATION DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS CONTRACT. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF

SELLER AS ARE EXPRESSLY SET FORTH IN THIS CONTRACT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, TRUSTEES, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, TRUSTEES, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

          SECTION 5.05. Effect of Disclaimers.  Seller and Buyer acknowledge
                        ----------------------
that the compensation to be paid to Seller for the Property has been determined based upon the fact that the Property is being sold subject to the provisions of Sections 5.02, 5.03 and 5.04.


                                   ARTICLE VI

                     Covenants and Affirmative Obligations
                     -------------------------------------

          SECTION 6.01.  Maintenance of Property.  From and after the Effective
                         ------------------------
Date, Seller shall not perform any construction or removal of any of the Improvements, or make any other change or improvement on or about the Property, except in accordance with its 1997 capital or operating budget, without the prior written consent of Buyer. Between the Effective Date and the Closing Date, Seller shall maintain and operate the Property in substantially the same condition and manner as the Property is now maintained and operated by Seller (giving effect to seasonal fluctuations). The Personal Property located at the Hotel as of the Closing Date will be substantially similar to that located at the Hotel on the Effective Date, subject only to any changes arising from Hotel operations conducted in the ordinary course of business. All building supplies, maintenance materials, food and beverage in process, linens and equipment, if any, located at the Property on the Closing Date will be delivered and transferred to the Buyer.

          SECTION 6.02.  Assumed Contracts.  After the Effective Date, other
                         ------------------
than agreements terminable without penalty on no more than 30 days' notice, Seller shall not enter into any new Assumed Contract or extend, replace, renew or terminate any Assumed Contract without the prior written consent of Buyer, such consent of Buyer not to be unreasonably withheld.

          SECTION 6.03.  No Further Encumbrances.  After the Effective Date,
                         ------------------------
Seller shall not create or incur any mortgage, lien, pledge or other encumbrance affecting the Property other than the exceptions set forth on the title report or title commitment comprising part of the Property Records and Permitted Liens and Permitted Exceptions.

          SECTION 6.04.  Compliance with Obligations. Seller will perform all of
                         ----------------------------
its material obligations under the Assumed Contracts and will comply in all material respects with all Governmental Requirements affecting the Property and the use thereof until the Closing Date.

          SECTION 6.05.  Notice of Change in Governmental Requirements.  Seller
                         ----------------------------------------------
shall, upon notice, or upon becoming aware of any such changes, notify Buyer promptly of any change in any applicable Governmental Requirements which might affect the value or use of the Property to Buyer in a manner that is material in relation to the Hotel.

          SECTION 6.06.  Insurance.  Seller shall maintain in full force and
                         ----------
effect all of its existing insurance (or renew such insurance on substantially similar terms) until the Closing Date.

          SECTION 6.07.  Restaurant Lease.  Seller shall use commercially
                         -----------------
reasonable good faith efforts (without the payment of any money) to obtain and deliver to Buyer an estoppel certificate relating to the Restaurant Lease in the form contemplated by such lease, or, if no such form is contemplated, in the form reasonably agreed upon by Buyer and Seller.

          SECTION 6.08.  Management Agreement.  Buyer acknowledges that the
                         ---------------------
Management Agreement will be terminated by Seller at or prior to Closing.

          SECTION 6.09.  Cooperation.  Except as otherwise expressly provided
                         ------------
for herein, Buyer and Seller shall use commercially reasonable efforts to make or file all required notifications and to obtain all consents, approvals and authorizations which must be obtained in order to consummate the transaction contemplated hereby. Each party hereto shall give to the other parties its full and complete cooperation in giving such notices or obtaining such consents, approvals and authorizations. Each party covenants and agrees to promptly furnish to the other all information and data in the furnishing party's possession requested in writing by the requesting party which the furnishing party has the right to disclose and which is reasonable or necessary in order to assist the requesting party to give the necessary notices or secure the permits, licenses and approvals required as contemplated by this Contract.

          SECTION 6.10.  Seller's Indemnity.  Subject to the terms of Sections
                         -------------------
5.02, 5.03 and 5.04, Seller agrees to indemnify and hold Buyer and its Affiliates harmless from all liabilities, losses, damages, costs and expenses (including Attorneys' Fees) which the Buyer or any of its Affiliates may suffer or incur by reason of any action or claim arising from acts or omissions of Seller prior to the Closing Date in connection with the Property or the use or operation of the Hotel and all liabilities in respect of the Property or the operation of the Hotel that are not Assumed Liabilities or Seller's failure to fulfill any of its obligations set forth in this Contract.

          SECTION 6.11.  Buyer's Indemnity.  Buyer agrees to indemnify and hold
                         ------------------
Seller and its Affiliates harmless from all liabilities, losses, damages, costs and expenses (including Attorneys' Fees) which Seller or any of its Affiliates may suffer or incur by reason of any action or claim arising on or after the Closing Date from acts or omissions of Buyer or otherwise arising out of the Property or the use or operation of the Hotel on or after the Closing Date, including Buyer's failure to discharge any of the Assumed Liabilities, Buyer's failure to fulfill any of its obligations set forth in this Contract, or Seller's incurrence of any costs related to the expiration or termination of any Assumed Contract made pursuant to Buyer's request under the provisions of
Section 2.02(a).

          SECTION 6.12.  Indemnity Procedures Relating to Third Party Claims;
                         ----------------------------------------------------
Exclusivity.  (a)  Any party seeking indemnification under Section 6.10 or 6.11
------------
(the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 6.10 or 6.11. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such claim, suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 6.10 or 6.11 for any settlement effected without its consent of any claim, suit, action or proceeding in respect of which indemnity may be sought hereunder.

          (b)  After the Closing, this Section 6.12 will provide (subject to
Section 6.13) the exclusive procedures for indemnification for any liabilities, losses, damages, costs, losses or expenses to third parties arising out of this Contract, the Property, the business conducted at the Hotel or the transaction contemplated hereby.

          SECTION 6.13.  Indemnity Fund.  At the Closing, Seller shall deposit
                         ---------------
with the Escrow Agent $150,000 (together with all investment earnings thereon, the "Indemnity Fund"), which shall be held by Escrow Agent in a segregated account and shall be invested only in Permitted Investments. The $150,000 amount deposited shall at all times be comprised, at Seller's sole discretion, of (a) cash or (b) subject to any modification of the escrow provisions set forth in this Section as may be reasonably required by Buyer, unconditional, irrevocable letters of credit issued by a Person reasonably acceptable to Buyer, and having terms, conditions and an expiration date reasonably acceptable to Buyer. In the event Buyer makes a claim or demand under this Contract or any other agreement entered into between Seller and Buyer at Closing, and the Seller does not dispute such claim or demand, or is determined to be liable pursuant to such claim or demand by a court of competent jurisdiction or otherwise in a mutually acceptable dispute resolution forum (after the expiration of all applicable and available appeal periods or the earlier resolution of such appeals), then if Seller fails promptly to pay such claim or demand, Escrow Agent promptly upon the receipt of notice shall pay such claim or demand in full, in any event not to exceed the available funds in the Indemnity Fund. On the Termination Date the Escrow Agent promptly shall return all remaining funds or letters of credit in the Indemnity Fund to Seller; provided, however, that if
                                                      --------  -------
on or before the Termination Date, Buyer shall have either commenced litigation to enforce the terms of its rights hereunder or provided notice to Escrow Agent setting forth in reasonable detail the facts and circumstances of any claim, liability, cost or expense to which Buyer is entitled to indemnification hereunder, the terms of this Section shall be extended until the final resolution of such litigation, including any appeal, provided that all amounts or letters of credit remaining in the Indemnity Fund at such time in excess of the amount of the alleged claim, liability, cost or expense (plus reasonable estimated Attorneys' Fees) or demand shall be returned to the Seller on the Termination Date. Buyer agrees that its sole remedy and recourse with respect to any claims arising under or in connection with this Contract that Buyer elects to pursue after the Closing shall be made pursuant to this Section 6.13.

          SECTION 6.14.  Hotel Employees.  Seller agrees that Buyer will in no
                         ----------------
way be liable for any employees, or for any employment agreements or union contracts with respect to employees, working at the Hotel (the "Hotel Employees"), other than termination or severance payments, if any, due to a Hotel Employee arising solely as a result of a termination of such Hotel Employee. In particular, Seller will not, and will not authorize the Manager to, between the date hereof and the date of Closing, enter into any employment or union contracts or agreements that will be binding on Buyer, the entity to which Buyer leases the Hotel ("Lessee") or any manager retained by the Lessee to manage the Hotel ("New Manager") on or after the Closing. None of Buyer, Lessee and New Manager will be obligated to pay any amount to or on behalf of any Hotel Employees for any period prior to Closing. None of Buyer, Lessee and New Manager shall have any liability (accrued or unaccrued) under any pension, welfare or profit sharing plan that Seller or Manager or any other party may have established with respect to any Hotel Employees. Seller shall pay at Closing all accrued (whether earned or unearned) salaries, wages, bonuses, profit-sharing, and other compensation, vacation, sick leave, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401K, retirement plan and insurance and other benefits through the day preceding the Closing Date of all Hotel Employees, whether or not employed by whichever of Buyer, Lessee or New Manager shall be the employer from and after the Closing Date (the "New Employer"), and for all liabilities of whatever kind with respect to all Hotel Employees who are not employed by the New Employer (except as specifically set forth in this Section with respect to (i) termination or severance payments, if any, due to a Hotel Employee arising solely as a result of a termination of such Hotel Employee and (ii) matters as to which Buyer has agreed to indemnify Seller). Without limiting the generality of the foregoing, Seller shall be responsible for all obligations under group health plan continuation coverage rules under part 6 of Title I of ERISA and

Section 4980B of the I.R.C. for all existing and former Hotel Employees and their beneficiaries who become entitled to such coverage on or before the Closing Date. Seller hereby indemnifies, defends and saves harmless Buyer with respect to the foregoing. Seller shall terminate or cause the Manager to terminate the Hotel Employees effective as of 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the Closing does not occur, such termination shall be deemed to be rescinded ab initio) and to pay to
                                                        -- ------
such employees all amounts owed to such employees including amounts owed on account of accrued and unpaid benefits including earned and/or accrued vacation pay and sick leave. Seller shall be responsible for and shall pay any sums due and owing for any multiemployer withdrawal liability under Title IV of ERISA incurred as a result of sale of the Hotel. Buyer shall cause the New Employer to rehire any or all of those Hotel Employees it desires to hire effective as of 12:01 a.m. on the Closing Date (it being understood that if for any reason the Closing does not occur, such rehiring shall be deemed void ab initio) upon such
                                                           -- ------
terms as such New Employer may elect. Neither Buyer, nor Lessee, nor New Manager nor their respective Affiliates shall have any obligation to hire any or all of the Hotel Employees, provided that if the failure to hire less than all of the Hotel Employees or the hiring of Hotel Employees on different terms results in a violation of, or causes the applicability of, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101 et. seq. (the "WARN Act"), Buyer shall be responsible for all claims, damages and penalties under the WARN Act and shall indemnify Seller from and against any liability or expense relating to the WARN Act. Buyer shall be responsible for all employee obligations in respect of the rehired Hotel Employees accruing from and after such rehiring. Seller hereby agrees that neither it nor its Affiliates shall induce or cause any Hotel Employee to be hired by any Affiliate of Seller. Seller and Buyer shall indemnify and hold the other (and their respective lessees and managing agents) harmless from and against any loss, cost, expense (including reasonable Attorneys' Fees and disbursements actually incurred), damage or liability any such party may suffer by reason of the other's default under this Section.

                                  ARTICLE VII

                                  Conditions
                                  ----------

          SECTION 7.01.  Conditions to Buyer's Obligation to Close.  Buyer shall
                         ------------------------------------------
not be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived in writing by Buyer:

          (a)  Delivery of Documents.  Seller shall be prepared to deliver all
               ----------------------
     instruments and documents to be delivered by Seller at the Closing pursuant to Sections 9.01 and 10.02 of this Contract.

          (b)  Representations and Warranties; Compliance with Covenants.
               ----------------------------------------------------------
     Seller's representations and warranties contained in Section 5.01 shall be true and correct in all material respects as of the Closing Date subject, however, to facts disclosed on supplements to Exhibit C delivered in accordance with Section 4.01 (which supplements, upon their delivery to Buyer in accordance with Section 4.01, shall for all purposes of this Contract constitute part of Exhibit C). Seller shall have performed in all material respects all covenants, agreements and obligations required by this Contract to be performed or complied with by Seller prior to the Closing Date.

          (c)  Right of First Refusal.  The lessee under the Restaurant Lease
               -----------------------
     shall not have purchased the Property pursuant to its right of first refusal set forth in the Restaurant Lease.

          (d)  Management Agreement.  Seller shall have terminated the
               ---------------------
     Management Agreement.

          (e) Title Policy.  The Title Company shall be prepared to issue its
              -------------
     title policy insuring title to the Property, free and clear of all matters except Permitted Liens and Permitted Exceptions.

          SECTION 7.02.  Failure of Buyer's Conditions.  If any of the
                         ------------------------------
conditions to Buyer's obligations have not been satisfied (or deemed satisfied) on or before the Closing Date other than solely as a result of Seller's failure to comply with its obligations hereunder for a period in excess of 30 days after receipt of notice from Buyer of such failure (in which case, the provisions of Section 14.02 shall be applicable), and Buyer is otherwise in material compliance with the terms hereof, Buyer may exercise the remedy granted pursuant to Section 14.02(i) hereof.

          SECTION 7.03.  Conditions to Seller's Obligation to Close.  Seller
                         -------------------------------------------
shall not be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived by Seller:

          (a)  Representations and Warranties; Compliance With Covenants.
               ----------------------------------------------------------
     Buyer's representations and warranties contained in Article XIX shall be true and correct in all material respects as of the Closing Date. Buyer shall have performed in all material respects all covenants, agreements and obligations required by this Contract to be performed or complied with by Buyer prior to the Closing Date.

          (b)  Delivery of Documents and Cash to Close. Buyer shall be prepared
               ----------------------------------------
     to deliver all Cash to Close and all instruments and documents to be delivered by Buyer at the Closing pursuant to Sections 9.01, 9.02, 10.01 and 10.02 of this Contract.

          (c)  Right of First Refusal.  The lessee under the Restaurant Lease
               -----------------------
     shall not have purchased the Property pursuant to its right of first refusal set forth in the Restaurant Lease.

          SECTION 7.04.  Failure of Seller's Conditions.  If any of the
                         -------------------------------
conditions to Seller's obligations have not been satisfied on or before the Closing Date as a result of Buyer's failure to comply with any of its obligations hereunder for a period of 30 days after receipt of notice from Seller of such failure, and Seller is otherwise in material compliance with the terms hereof, Seller may terminate this Contract and receive the Deposit as liquidated damages pursuant to Section 14.01 hereof.


                                 ARTICLE VIII

                                    Closing
                                    -------

          Subject to all of the provisions of this Contract, Buyer and Seller shall close the transaction contemplated hereby as soon as practicable following the satisfaction or waiver of the conditions to Closing set forth herein on a date set forth in a written notice from Buyer to Seller at least 14 days prior to such date, provided that in no event shall the Closing Date occur after
              --------
January 30, 1998, unless such Closing Date is extended pursuant to the following sentence, pursuant to the Cure Period provided for in Section 4.02 or pursuant to Section 13.02. At Buyer's election, the Closing Date may be extended from January 30,

1998 to February 16, 1998; provided, however, that by January 15, 1998 Buyer
                           --------  -------
shall have (i) given Seller written notice of such election and (ii) increased the Deposit to $300,000. The Closing shall take place on the Closing Date at 10:00 a.m. in New York, New York at the offices of Seller's Attorney, or at such other location mutually agreed upon by the parties.


                                  ARTICLE IX

                               Closing Documents
                               -----------------

          SECTION 9.01.  Seller's Closing Documents.  At Closing, Seller shall
                         ---------------------------
execute and deliver the following documents ("Seller's Closing Documents") in accordance with Section 10.02:

          (a)  Deeds and Assignment.  The Deed, the Assignment and required
               ---------------------
     transfer tax forms and affidavits, which shall be duly executed and acknowledged by Seller so as to convey to Buyer (or its designee) good and insurable title to the Property described therein free and clear of all liens, encumbrances and other conditions of title other than the Permitted Exceptions and Permitted Liens.

          (b)  Seller's Affidavit.  An affidavit and "gap undertakings" from
               -------------------
     Seller in form and content reasonably satisfactory to Buyer and the Title Company to facilitate the deletion of those standard exceptions on the Title Company's related title insurance commitment which may be deleted solely by delivery of an affidavit.

          (c)  Closing Statement.  A closing statement setting forth the
               ------------------
     Purchase Price and all credits, adjustments and prorations between Buyer and Seller, and the net Cash to Close due from Buyer.

          (d)  Authorizing Resolutions.  Certificates of such resolutions in
               ------------------------
     form and content as the Title Company may reasonably request evidencing Seller's existence, power and authority to consummate the transaction herein contemplated, including copies of all corporate organizational documents or other reasonable evidence of corporate authority.

          (e)  FIRPTA.  A FIRPTA Non-Foreign Transferor Certificate in
               -------
     accordance with Section 1445 of the I.R.C. from Seller.

          (f)  Property Records.  The originals, if available, otherwise copies,
               -----------------
     of each of the Property Records to the extent not otherwise covered in this Section.

          (g)  Vehicle Titles.  The necessary certificates of title duly
               ---------------
     endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller to Buyer of any motor vehicles owned by Seller and used in connection with the Hotel's operations.

          (h) Certificate Regarding Representations and Warranties.  A
              -----------------------------------------------------
     certificate of Seller certifying to Buyer that the representations and warranties of Seller set forth herein are true and correct in all material respects as of the Closing Date as if made on such date, subject, however, to facts disclosed on supplements to Exhibit C delivered in accordance with
     Section 4.01.

          SECTION 9.02.  Buyer's Closing Documents.  At Closing, Buyer shall
                         --------------------------
execute and deliver the following documents ("Buyer's Closing Documents") in accordance with Section 10.02:

          (a)  Assumption Documents.  All documents under this Article IX to be
               ---------------------
     executed by Buyer.

          (b)  Resolutions.  Certificate of resolutions of Buyer in form and
               ------------
     content as the Title Company may reasonably request evidencing authorizing the entering into and execution of this Contract and the consummation of the transaction contemplated hereby.


                                   ARTICLE X

                               Closing Procedure
                               -----------------

          The Closing shall proceed in the following manner:

          SECTION 10.01.  Transfer of Funds.  Buyer shall pay the Cash to Close
                          ------------------
to the Escrow Agent by wire transfer to a depository designated by the Escrow Agent.

          SECTION 10.02.  Delivery of Documents.  Seller shall deliver Seller's
                          ----------------------
Closing Documents and Buyer shall deliver Buyer's Closing Documents to the Escrow Agent.

          SECTION 10.03.  Disbursement of Funds and Documents.  When Seller and
                          ------------------------------------
Buyer have delivered all documents and funds to Escrow Agent as provided in Sections 10.01 and 10.02 and when the Title Company is prepared to issue its title policy in the form required hereby, then the Escrow Agent shall (a) disburse the Purchase Price to Seller, subject to adjustments and prorations hereunder and less any closing costs or other sums due hereunder from Seller,
(b) return the Deposit to Buyer, record the Deed and deliver all the Seller's Closing Documents to Buyer (c) deliver all the Buyer's Closing Documents to Seller and (d) pay all of the closing costs and other sums due to third parties hereunder, to the extent set forth on any closing statement executed by Seller and Buyer at or prior to the Closing.


                                  ARTICLE XI

                         Prorations and Closing Costs
                         ----------------------------

          SECTION 11.01.  Prorations.  Except as otherwise specified in clause
                          -----------
(a) below, the following items shall be prorated at the Closing as of midnight preceding the Closing Date, without duplication:

          (a) Certain costs and expenses relating to the Property shall be adjusted as of the Closing Date between Seller and Buyer (the "Closing Date
                                                               ------------
Adjustments").  The Closing Date Adjustments shall constitute a composite
-----------
accounting of the different items described below in this Section. The intent is to credit or charge, as the case may be, Seller with all revenues and expenses respecting the Property which are attributable to operations before the Closing Date and to credit or charge, as the case may be, Buyer with all such revenues and expenses attributable to operations on and after the Closing Date. Unless otherwise provided for herein, all revenues and expenses shall be separately accounted for as between Seller and Buyer as of 12:01 a.m. on the Closing Date. No later than 90 days after the Closing Date (or with respect to real estate taxes, 30 days from the date that the amounts such taxes are determinable), Seller and Buyer shall review all the amounts and calculations made in respect of the Closing Date Adjustments and any final corrections shall be made to the Closing Date Adjustments, and Seller and Buyer at that time shall settle any funds owed to each other. The following items shall be accounted for in calculating the Closing Date Adjustments as between Seller and Buyer:

          (i) Prepaid charges and fees for licenses and permits or for other items transferred by Seller to Buyer shall be prorated as between Seller and Buyer.

          (ii) Prepaid rents and all room and other deposits and advance payments under booking arrangements and trade-out agreements for use of Seller's Property facilities after the Closing Date shall be credited to Buyer.

          (iii) With regard to food (other than food in process including mini-bars and gift shops) and non-alcoholic and alcoholic beverages (other than opened containers and unopened containers outside of storage areas), Buyer shall be charged with the costs of all food and non-alcoholic and alcoholic beverages at Seller's Property at Seller's cost based upon an inventory of such items performed jointly by Buyer and Seller as of 12:01 a.m. on the Closing Date.

          (iv) All charges and prepayments relating to the Assumed Contracts which are assumed by Buyer shall be separately accounted for as between Seller and Buyer as of 12:01 a.m. on the Closing Date.

          (v) All cash in the operating accounts for the Hotel (it being understood that such accounts refer to "house banks" and not bank accounts) shall be paid over to Buyer at Closing and Seller shall receive a credit therefor in the Closing Date Adjustments.

          (vi) With regard to the booking of guest rooms and the provision of other services at the Property, the parties agree that Seller shall be entitled to all of the revenue generated by such operations through and including the night before the Closing Date; provided that Buyer shall be
                                                  --------
     entitled to one-half of such revenue (including applicable sales Tax) for the night before the Closing Date. Seller shall receive a credit, without duplication, for all accounts receivable (other than for the guests' stay that includes the night prior to Closing) with respect to hotel guests then in occupancy, net of any travel agent commissions, credit card commissions or other similar costs to collect such revenue. Except as expressly provided for in this subsection (vi), Seller shall own and be entitled to all collections with respect to accounts receivable for the period prior to the Closing Date. Buyer agrees, on a prompt, but no less frequent than monthly, basis, to deliver to Seller any payments and back-up received or generated with respect to

     Seller's accounts receivable. The parties acknowledge that if Buyer receives a payment from a party which does not specify the invoice being paid, then such payment shall be applied, to the extent such payment is not identifiable to a particular invoice, first to the oldest past due sums due Seller from such party, if any, provided, however, that payments made (i) in respect of airline accounts will be applied only to amounts owed that are less than 180 days past due and (ii) all payments made in respect of any other accounts will be applied only to amounts owed that are less than 90 days past due. Buyer has no obligation nor responsibility to collect said accounts receivable, however, Buyer will cooperate with Seller in such collection and shall give Seller rights to inspect Buyer's books and records at reasonable times with respect to such accounts receivable.

          (vii) With respect to baggage, personal property, laundry, valet packages and other property of Hotel guests checked or left in the care of Seller by transient hotel guests or tenants prior to the Closing (all of which, except for any items locked in the Hotel's safe deposit boxes as to which Seller or Manager cannot reasonably gain access shall be inventoried on the Closing Date) Buyer shall be responsible from and after the Closing Date for all such property.

          (b) Subject to Section 2.02(a)(iv), Seller shall pay or credit against the Purchase Price any of the following that are a lien on the Land or
Improvements: all unpaid sales, occupancy, personal property or real estate Taxes for years prior to Closing, together with any interest and penalties relating to any of the foregoing.

          (c) Seller shall notify the utility companies servicing the Property prior to Closing that billing to Seller for such utilities shall be discontinued at the end of the day preceding the Closing Date, and Buyer shall arrange with such utilities to have such billings for utility services charged to Buyer from and after the Closing Date and Seller shall be entitled to the refunds of all deposits therefor. Seller shall pay all charges with respect to such utilities for the period prior to the Closing Date and utility charges since the date of the last billing will be adjusted at Closing as of the Closing Date on the basis of the last bill so rendered, with subsequent adjustment, if any, when final bills are rendered.

          (d) If there is a water meter on the Property, Seller shall furnish, at the Closing or as soon thereafter as practicable, a reading to a date not more than 30 days prior to the Closing Date, and the unfixed meter charge, the unfixed sewer rent and/or unfixed water charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading, subject to adjustment upon receipt of the actual meter charge and sewer rent.

          (e) Other costs, expenses and charges which are a lien or may become a lien against the Seller's Property and are of such a type as are usually involved in and adjusted with regard to property similar to and located in the locale of the Property, including Taxes in accordance with Section 2.02(a)(iv). Prorations hereunder shall, where applicable, be made on the basis of a 365-day year and, for any month, on the basis of the number of days elapsed. If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be prorated, unless otherwise provided for herein, a reasonable estimation of the amount of such items shall be placed in escrow with the Title Company, and such items shall be prorated as soon as practicable after the Closing Date.

          (f) To the fullest extent permitted by applicable law, any controversy, claim or dispute arising out of or relating to the prorations set forth in this Section 11.01, including any dispute concerning the scope of this clause (f), shall be resolved exclusively by the final and binding decision of the Accountants as set forth herein. In the case of a dispute with respect to such matters, either Seller or Buyer may submit such matter to arbitration which shall be conducted by the Accountants. The "Accountants" shall be one of three
(3) firms of certified public accountants of recognized international standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen LLP, Coopers & Lybrand L.L.P. and Pannell Kerr Forster PC, notwithstanding any existing relationships which may exist between Seller and such accounting firms or Buyer and such accounting firms. The party (i.e., either Seller or Buyer) desiring to submit any matter to arbitration
 ----
hereunder shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three
(3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two (2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described below within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party. In all arbitration proceedings submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Buyer or Seller with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Buyer or Seller shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Contract or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel with respect to which the dispute arose.

          SECTION 11.02.  Seller's Closing Costs.  Seller shall pay for the
                          -----------------------
following items prior to or at the time of Closing:

          (a) 50% of all transfer taxes, sales taxes, conveyance fees, recording costs and other documentary stamp tax related to the transfer of the Property;

          (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy obtained by Buyer and issued by the Title Company covering the Land and the Improvements related thereto, plus the cost of all endorsements thereto;

          (c) One-half of all escrow fees and costs; and

          (d) Seller's Attorneys' Fees.

          SECTION 11.03.  Buyer's Closing Costs.  Buyer shall pay for the
                          ----------------------
following items prior to or at the time of Closing:

          (a) 50% of the transfer taxes, sales taxes conveyance fees, recording costs and documentary stamp tax related to the transfer of the Property;

          (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy obtained by Buyer and issued by the Title Company covering all the Land and the Improvements related thereto, plus the cost of all endorsements thereto;

          (c) The costs and fees payable in connection with any surveys, or updates of surveys, relating to the Property;

          (d) One-half of all escrow fees and costs; and

          (e) Buyer's Attorneys' Fees.

          SECTION 11.04.  Accounts Payable.  Seller shall retain and be
                          -----------------
responsible for the payment of all accounts payable, liabilities and obligations relating to the Property (including the Hotel) accrued prior to and as of the Closing and payable after the Closing. Buyer shall be responsible for the particular accounts payable, liabilities and obligations relating to the Property (including the Hotel) accruing on or after the Closing.


                                  ARTICLE XII

                           Possession; Risk of Loss
                           ------------------------

          Buyer shall be granted full possession of the Property at Closing subject to (i) tenant's rights under any space leases of the Property (or any portion thereof) assumed by Buyer, (ii) guests in occupancy and (iii) Permitted Liens and Permitted Exceptions. All risk of loss with respect to the Property shall pass to Buyer on and as of the Closing Date.


                                 ARTICLE XIII

                      Condemnation and Damage by Casualty
                      -----------------------------------

          SECTION 13.01.  Condemnation.  In the event of the institution of any
                          -------------
proceedings by any Governmental Authority which shall relate to the proposed taking of any Material Portion of the Hotel by eminent domain prior to Closing, or in the event of the taking of any Material Portion of the Hotel by eminent domain prior to Closing, Seller shall promptly notify Buyer and Buyer shall thereafter have the right and option to terminate this Contract by giving Seller and the Escrow Agent written notice of Buyer's election to terminate within 30 days after receipt by Buyer of the notice from the Seller. Seller hereby agrees to furnish Buyer with written notice of a proposed condemnation within two business days after Seller's receipt of such notification. Should Buyer terminate this Contract pursuant to this Section 13.01, the Escrow Agent shall return to Buyer its Deposit and, except as otherwise provided for in this Contract, the parties hereto shall be released from their respective obligations and liabilities hereunder. Should Buyer elect not to terminate this Contract with respect to such Hotel, the parties hereto shall proceed to Closing and the affected Seller shall assign all of its right, title and interest in all awards in connection with such taking or takings to Buyer.

          SECTION 13.02.  Damage by Casualty.  (a)  If, after the Effective Date
                          -------------------
but prior to the Closing Date, any damage other than Material Damage occurs from fire, windstorm or other casualty to the Property, and if the sum of (i) the insurance proceeds paid or payable with respect to such damage (other than business interruption insurance for periods prior to the Closing Date) plus (ii) the amount of any deductible or co-payment amount under the related insurance policy or policies plus (iii) such amounts, if any, as Seller may in its sole discretion elect to pay to Buyer or credit to Buyer at Closing is sufficient to restore the Hotel to the condition it was in immediately prior to the occurrence of such casualty plus the costs of any interruption of business at its Hotel that will extend beyond the Closing Date, then (1) Buyer shall be required to close this transaction in accordance with the Contract, (2) Seller shall assign unto Buyer any and all insurance proceeds paid or payable with respect to such damage (other than business interruption insurance for periods prior to the Closing Date), and (3) Buyer shall receive at Closing a credit in the amount of any deductible or co-payment amount under the related policy or policies plus such other amounts, if any, described in clause (iii) of this sentence. In such event, Seller shall have no additional obligation if such insurance proceeds are insufficient or unavailable to repair such damage.

          (b) If, prior to Closing, there is any Material Damage to the Hotel and such Material Damage is, in the reasonable estimation of Seller, capable of restoration within one year following the occurrence of such Material Damage, Seller may elect within 30 days of the date of such Material Damage to terminate this Contract, and if Seller makes such election, neither Buyer nor Seller shall have any further obligation or liability under this Contract. If Seller does not elect to terminate this Contract, the

Closing shall be extended to the date (not to exceed one year from the date of Seller's election) necessary to enable Seller to restore the Hotel to the condition it was in immediately prior to the occurrence of such Material Damage. If prior to Closing there is any Material Damage to the Hotel and such Material Damage is not, in the reasonable estimation of Seller, capable of restoration within one year following the occurrence of such Material Damage, neither Buyer nor Seller shall have any further obligation or liability to the other under this Contract.


                                  ARTICLE XIV

                                    Default
                                    -------

          SECTION 14.01.  Buyer's Default; Liquidated Damages.  In the event
                          ------------------------------------
that the transaction fails to close solely due to Buyer's failure to comply with its obligations hereunder (after giving effect to the cure period in Section 7.04), the Deposit (including any interest earned thereon) shall be immediately paid to Seller by the Escrow Agent and Buyer shall have no further rights with respect thereto. Buyer recognizes that the Property will be removed from the market during the existence of this Contract and, if Buyer fails to perform its obligations hereunder, Seller shall be entitled to compensation for the detriment caused thereby. However, Buyer and Seller agree that it is extremely difficult and impractical to ascertain the extent of the detriment and, to avoid such difficulties, Buyer and Seller agree that Seller shall be entitled to retain the Deposit (including any interest earned thereon) as liquidated damages (and not as a penalty) in accordance with this Section 14.01. All parties agree that such amount stated as liquidated damages shall be in lieu of any other relief to which Seller might otherwise be entitled by virtue of this Contract or by operation of law.

          SECTION 14.02.  Seller's Default.  In the event that the transaction
                          -----------------
fails to close solely due to the failure of Seller to comply with its obligations hereunder (after giving effect to the cure period in Section 7.02) or a material breach of its representations or warranties hereunder, Buyer shall have the right to either (i) terminate this Contract and receive a refund of the Deposit (ii) commence an action for the specific performance of this Contract or
(iii) in the case of a prior sale or encumbrance of the Hotel by Seller to any Person other than Buyer or its successors or permitted assigns in breach of this Contract or in the case of any wilful or knowing material breach by Seller of its representations, warranties or covenants hereunder, Buyer shall also be entitled to seek damages. Except as provided in the preceding clause (iii), Buyer hereby waives any right to sue Seller for damages for any default by Seller hereunder, but if the Closing occurs, subject to the provisions of Section 6.13 such waiver shall not apply to damages to which Buyer may be entitled hereunder by reason of any breach by Seller of any of its representations, warranties or covenants hereunder which survive the Closing and that first became known to Buyer after Closing.


                                  ARTICLE XV

                  Real Estate and Other Commissions and Fees
                  ------------------------------------------

          Seller and Buyer each represent and warrant to the other that there are no brokers, salespersons, advisors or finders involved in this transaction by reason of agreement with such representing party, except for Hodges Ward Elliott pursuant to an agreement with Seller. The provisions of this Article shall survive the Closing or termination of this Contract.

          Seller agrees to, and hereby does, indemnify and save harmless Buyer and its Affiliates and their respective successors and assigns against and from any loss, liability or expense, including Attorneys' Fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transaction contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with Seller or its representatives for a commission or other compensation. Buyer agrees to, and hereby does, indemnify and save harmless Seller, its Affiliates and their respective successors and assigns against and from any loss, liability or expense, including Attorneys' Fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transaction contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims by any such broker, finder, consultant or like agent are based on any agreements entered into with Buyer or its representatives for a commission or other compensation.

                                  ARTICLE XVI

                                    Notices
                                    -------

          Any notice, request, demand, instruction or other communication to be given to any party hereunder, except where required to be delivered at the Closing, shall be in writing and shall be hand-delivered or sent by Federal Express or a comparable overnight mail service, or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, to Buyer, Seller, Buyer's Attorney, Seller's Attorney and Escrow Agent at their respective addresses set forth in Article I of this Contract. Notice shall be deemed to have been given upon receipt or refusal of delivery of said notice. Notices may be given by confirmed telecopy provided a hard copy of such notice is sent by another means in accordance with this Article on the next business day following such telecopy delivery. The addressees and addresses for the purpose of this Article may be changed by giving notice. Unless and until such written notice is received, the last addressee and address stated herein shall be deemed to continue in effect for all purposes hereunder.


                                 ARTICLE XVII

                                  Assignment
                                  ----------

          This Contract may be assigned by Buyer without the prior written consent of Seller; provided, however, that (i) such assignee shall assume the Assumed Liabilities on the terms and conditions contained herein and shall otherwise acquire all of the right, title and interest to the Property that Buyer would have acquired, under the conditions and subject to the obligations that Buyer would have undertaken and (ii) Buyer shall remain fully liable to Seller hereunder as if such transfer and assumption were made directly to and by Buyer.


                                 ARTICLE XVIII

                                 Escrow Agent
                                 ------------

          SECTION 18.01.  Duties and Authorization.  The payment of the Deposit,
                          -------------------------
Cash to Close and all other funds provided hereunder to the Escrow Agent is for the accommodation of the parties to this Contract. The duties of the Escrow Agent shall be determined solely by the express provisions of this Contract.
The Escrow Agent shall
invest the Deposit (to the extent delivered in cash) as directed in writing by the Buyer and Seller. If this Contract has been terminated in accordance with
Section 4.02(b), Escrow Agent shall return the Deposit to Buyer within two (2) business days after such termination without further notice to any party to this Contract. In the event the Escrow Agent receives a written demand from either Seller or Buyer for the Deposit after the expiration of the Review Period (which demand shall include an explanation setting forth the factual basis for such party's demand for the Deposit), Escrow Agent shall give 10 days written notice to the other party (i.e., Buyer or Seller) of such demand and of Escrow Agent's
                    ----
intention to remit the Deposit to the party making the demand on the stated date. If Escrow Agent does not receive a written objection within 10 days after such notice, the Escrow Agent is hereby authorized to so remit the Deposit. If, however, the Escrow Agent receives written objection from the other party within 10 days after such notice, the Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Seller and Buyer, or until a final judgment of an appropriate court or arbitrator is issued. Buyer and Seller authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, in the event this Contract or the Deposit becomes involved in litigation, to deposit the Deposit with the clerk of the court in which the litigation is pending and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Contract. Buyer and Seller also authorize the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Deposit with the clerk of the court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder. Notwithstanding anything to the contrary contained herein, in the event there is any controversy as to which party is entitled to the Deposit and all or any portion of the Deposit is comprised of a Letter of Credit, then, prior to the expiration of any such Letter of Credit, the Escrow Agent shall (i) instruct Seller to submit a drawing under such Letter of Credit and deposit the proceeds of such drawing into the escrow or (ii) accept from Buyer a substituted Letter of Credit which is in the same form and from the same financial institution as the previously deposited Letter of Credit with an expiration date no less than six months after the date of replacement.

          SECTION 18.02.  Liability.  The Escrow Agent shall not be liable for
                          ----------
any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its own wilful misconduct or negligence. The Escrow Agent shall be entitled to rely on any instrument or signature reasonably believed by it to be genuine and may assume that any Person purporting to give any writing, notice or instruction in connection with this Contract is duly authorized to do so by the party on whose behalf such writing, notice, or instruction is given.

          SECTION 18.03.  Hold Harmless.  Buyer and Seller will, and hereby
                          --------------
agree to, jointly and severally, indemnify the Escrow Agent for and hold it harmless against any loss, liability or expense, including Attorneys' Fees, incurred on the part of the Escrow Agent arising out of or in connection with the acceptance of, or the performance of, its duties under this Contract, as well as the costs and expenses of defending against any claim or liability arising under this Contract other than as a result of its own wilful misconduct or negligence. This provision shall survive the Closing or earlier termination of this Contract.

          SECTION 18.04.  FDIC Coverage.  The parties are informed that the
                          --------------
Federal Deposit Insurance Corporation (FDIC) coverage applies only to a maximum amount of One hundred thousand Dollars ($100,000) for each individual depositor, and that the Escrow Agent assumes no responsibility for any loss occurring which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositor's accounts to exceed One hundred thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation.


                                  ARTICLE XIX

                            Buyer's Representations
                            -----------------------

          SECTION 19.01.  Organization and Corporate Authority.  Buyer
                          -------------------------------------
represents and warrants to Seller, as of the date hereof and as of the Closing
Date: Buyer is duly organized, validly existing and in good standing under the laws of the state of its formation; Buyer has the requisite power and authority to execute, deliver and perform this Contract and the other documents and agreements contemplated hereby; and Buyer has duly authorized the execution and delivery of this Contract by the end of the Review Period (assuming this Contract has not been terminated), the performance of its obligations hereunder will have been duly authorized; and the entry into, the performance of, or compliance with this Contract by Buyer will not, to Buyer's knowledge, result in any violation of, default under, or acceleration of any obligation under any existing partnership agreement, mortgage indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Buyer.

          SECTION 19.02.  Resources.  Buyer has or will have by Closing the
                          ----------
requisite cash, cash equivalents, equity commitment or other sources of financing available to consummate the transaction contemplated hereby.


                                  ARTICLE XX

                                 Miscellaneous
                                 -------------

          SECTION 20.01.  Counterparts.  This Contract may be executed in any
                          -------------
number of counterparts, any one and all of which shall constitute the contract of the parties and each of which shall be deemed an original.

          SECTION 20.02.  Section and Paragraph Headings. The section and
                          -------------------------------
paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Contract.

          SECTION 20.03.  Amendment.  No modification or amendment of this
                          ----------
Contract shall be of any force or effect unless in writing executed by both Seller and Buyer.

          SECTION 20.04.  Attorneys' Fees.  If any party obtains a judgment
                          ----------------
against any other party by reason of breach of this Contract, Attorneys' Fees and costs shall be included in such judgment.

          SECTION 20.05.  Governing Law.  This Contract shall be interpreted in
                          --------------
accordance with the internal laws of the State of New York both substantive and remedial, excluding laws governing conflicts of laws.

          SECTION 20.06.  Entire Contract.  This Contract, including all
                          ----------------
Schedules and Exhibits which are incorporated by reference, sets forth the entire agreement between Seller and Buyer relating to the Property and all subject matter herein and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties.

          SECTION 20.07.  Time of the Essence.  Time is of the essence in the
                          --------------------
performance of all obligations by Buyer and Seller under this Contract.

          SECTION 20.08.  Computation of Time.  Any reference herein to time
                          --------------------
periods of less than six (6) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Contract which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full business day.

          SECTION 20.09.  Successors and Assigns.  This Contract shall inure to
                          -----------------------
the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

          SECTION 20.10.  No Party Draftsman.  This Contract has been drafted
                          -------------------
jointly by Buyer and Seller and, accordingly, shall not be construed or interpreted against either Buyer or Seller.

          SECTION 20.11.  No Third Party Benefitted.  This Contract is solely
                          --------------------------
for the benefit of the parties hereto and there shall be no third party beneficiaries of the terms hereof.

          SECTION 20.12.  Public Announcements.  Subject to disclosure
                          ---------------------
obligations required by law or advised by its counsel to be required by law, neither Seller nor any of its Affiliates shall issue any press release or otherwise make public any information with respect to this Contract or the transaction contemplated hereby prior to the Closing Date without the prior written consent of Buyer. Subject to disclosure obligations required pursuant to securities laws or stock exchange rules or regulations, or otherwise required by law or advised by its counsel to be required by law, neither Buyer nor any of its Affiliates shall issue any press release or otherwise make public any information with respect to this Contract or the transaction contemplated hereby prior to the expiration of the Review Period without the prior written consent of the Seller. If a party is required or permitted to issue a press release or other public announcement pursuant to the foregoing, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that with
                                                --------  -------
respect to any press release, Seller must approve those aspects relating to a description of Seller or its Affiliates. Until such time as a press release has been issued by Buyer, neither Seller nor Buyer shall discuss or disclose the existence of this transaction, the terms of this Contract or the identity of the parties hereto with any other Person, except for those employees, prospective lenders, advisors, attorneys, consultants and other professionals required to implement the terms of this Contract or to assist in Buyer's due diligence and who have agreed to maintain the confidentiality of the transaction and the information they receive, and except to the extent required by law or advised by counsel to be required by law.

          SECTION 20.13.  Recordation.  The parties agree that neither this
                          ------------
Contract nor any memorandum or notice hereof shall be recorded or filed in any public records. If Buyer violates the terms of this Section, Seller, in addition to any other rights or remedies it may have, may immediately terminate this Contract by giving notice to Buyer of its election to do so and, in the event of such termination, Seller shall be entitled to receive the Deposit (including any interest earned thereon) from the Escrow Agent as liquidated damages for Buyer's breach. The provisions of this Section shall survive the Closing or any termination of this Contract.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first written above.


                                      ZETA MYSTIC HOTEL, INC.,

                                         by /s/ Alex Makowski
                                            -----------------------
                                            Name:  Alex Makowski
                                            Title: Vice President


                                      AMERICAN GENERAL HOSPITALITY
                                      OPERATING PARTNERSHIP, L.P.,

                                         by AGH GP, INC., its
                                            general partner

                                            by /s/ Bruce G. Wiles
                                               ----------------------
                                               Name:  Bruce G. Wiles
                                               Title: Executive Vice President

                                      THE UNDERSIGNED HEREBY
                                      EXECUTES THIS CONTRACT
                                      TO EVIDENCE ITS AGREEMENT TO ACT
                                      AS ESCROW AGENT HEREUNDER.

                                      LAWYERS TITLE INSURANCE
                                      CORPORATION,

                                         by /s/ Michael D. Galliner
                                            -----------------------
                                            Name: Michael D. Galliner
                                            Title: Title Agent

                                                                       EXHIBIT A


                              Title Descriptions
                              ------------------

          See Attached Exhibit "A"

                                  SCHEDULE A


Hotel and Restaurant Lease:

Beginning at the northeasterly corner of the herein described tract;

Said point of beginning being the intersection of the westerly street line of Route 27 (Greenmanville Avenue) and the southerly line of the State of Connecticut I-95 ramp, said point of beginning having the coordinates North 197887.23 and East 816661.76 on the Connecticut Coordinate System;

Thence running southerly by and with said westerly street line of Route 27, a distance of 205.00 feet to a spike;

Thence turning an interior angle of 167 degrees 19 feet 10 inches and running southerly by and with said westerly street line, a distance of 33.26 feet to an iron pipe;

Thence turning an interior angle of 160 degrees 35 feet 20 inches and running southerly by and with said westerly street line, a distance of 42.40 feet to an iron pipe;

Thence turning an interior angle of 199 degrees 31 feet 25 inches and running southerly by and with said westerly street line, a distance of 7.48 feet to the southeasterly corner of the herein described tract and the northeasterly corner of land now or formerly of Fred and Lillian Kauppinen;

Thence turning and interior angle of 93 degrees 19 feet 47 inches and running westerly bounded southerly by said Kauppinen land a distance of 685.28 feet to a point on a curve in the southerly line of the State of Connecticut I-95 ramp;

Thence turning angle of 33 degrees 30 feet 20 inches to the chord of said curve and running generally northeasterly by and with said southerly I-95 ramp line and the arc of said curve deflecting to the right having a radius of 1710.00 feet, a central angle of 14 degrees 43 feet 24 inches, a chord of 438.21 feet, a tangent of 220.93 feet, a distance of 439.42 to an iron pipe at the end of said curve;

Thence turning an angle of 172 degrees 38 feet 18 inches from the chord of said curve and running northeasterly by and with said southerly I-95 ramp line, a distance of 211.01 feet to a Connecticut Highway Department monument;

Thence turning an interior angle of 129 degrees 17 feet 50 inches and running southeasterly by and with said I-95 ramp line a distance of 127.15 feet to the point and place of beginning;

Said last mentioned course forming an interior angle of 123 degrees 57 feet 50 inches with said first mentioned course;

Containing 144,114 square feet (3.31 acres).

Restaurant Lease: All that certain lot, piece or parcel of land situate, lying and being in the Town of Stonington, County of New London, State of Connecticut, located at the intersection of Interstate 95 and Route 27 and shown upon map entitled Town of Stonington Map Showing Land & Rights of Access Acquired from Helen H. Sitwick by the State of Connecticut Interstate Route I-95 Scale 1' 40' October 1961 Howard S. Ives Highway Commissioner Rev., on file in the office of the Town Clerk of the Town of Stonington, and more particularly bounded and described as follows: Beginning on the northerly line of land formerly of Eliza
C. Barnes and now or formerly of Peter C. Ross and Janet D. Ross on the westerly highway limit of Route 27, sometimes known as Greenmanville Avenue, and thence running WESTERLY, by the said northerly line of said Barnes land seven hundred
(700) feet, more or less, to land of the State of Connecticut known as Interstate Route 95; and thence turning, by an interior angle of about 38 degrees, running EASTERLY, by said I-95 by a line ninety (90) feet southerly from as measured radially to the base line of Ramp (E) of said Interstate Route 95 six hundred forty-three (643) feet, more or less, to a point opposite P.C. station 22 + 65 + 09; and thence running SOUTHEASTERLY, one hundred thirty (130) feet, more or less, to a point seventy-five (75) feet westerly as measured at right angles to the base line of the improvement of Route 27 at station 26; and thence running SOUTHERLY, two hundred four (204) feet, more or less, to a point thirty (30) feet westerly from station 28 on said Route 27 as measured at right angles therefrom; and thence de?eeting about 13 degrees to the right and continuing southerly by a line thirty (30) feet westerly from and parallel to the base line of said Route 27 seventy-two (72) feet, more or less, to the point of beginning & land now or formerly of Edward N. Voss a distance of 208.40 feet to an iron pipe in a stone wall; thence running South 36 degrees 04 feet West along other land now or formerly of George Punzelt a distance of 58.33 feet to an iron pipe; thence running South 66 degrees 21 feet East along the Northerly boundary of Plot B on map hereinafter more fully described a distance of 109.84 feet to an iron pipe; thence running South 40 degrees 23 feet East along said Northerly boundary of Plot B a distance 72.29 feet to an iron pipe on the Northwesterly side of Boston Post Road; thence running North 49 degrees 43 feet East along said Northwesterly side of the Boston Post Road a distance of 112.81 feet to an iron pipe; thence running North 40 degrees 17 feet West a distance of
4.92 feet to the point or place of beginning.

                                                                       EXHIBIT B


                            Intentionally Omitted.

                                                                       EXHIBIT C

HOWARD JOHNSON
LODGE AT THE SEAPORT
MYSTIC, CT

                               Assumed Contracts
                               -----------------

          1         Lease Agreement dated March 25,
                    1965, between C & N Company and
                    Howard D. Johnson Company.

          2         First Amendment to Lease dated
                    June 16, 1969 between The Mystic
                    Company and Howard D. Johnson
                    Company.

          3         Service Contract dated September
                    17, 1996 between Marvin F. Poer &
                    Company and Zeta Mystic Hotel,
                    Stonington, CT.

          4         Summary of Service Contracts for
                    Howard Johnson, Mystic, CT - see
                    attached.

--------------------------------------------------------------------------------

                                HOWARD JOHNSON

--------------------------------------------------------------------------------


                          Service Agreements - Mystic

Company           Description                      Terms
--------------------------------------------------------------------------------
ASP Security      Fire alarm Inspection            Hotel's commitment has been
                                                   fulfilled for 1997
--------------------------------------------------------------------------------
Simplex           Time Clocks                      Annual service charge.
                                                   Hotel's commitment has been
                                                   fulfilled for 1997.
--------------------------------------------------------------------------------
Computel          Property Management System       $461.00 monthly/30 Day out
--------------------------------------------------------------------------------
Ferraro & Sons    Rubbish Hauling                  $304.75 monthly/Company is
                                                   unable to produce a contract.
                                                   AGHI has not signed any
                                                   documents with this company.
                                                   It is assumed that a month to
                                                   month relationship exists.
--------------------------------------------------------------------------------
Exit Guide        Interstate discount book ad      Financial obligations have
                                                   been satisfied for 1997.
                                                   Hotel's commitment has been
                                                   fulfilled.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D




                            Intentionally Omitted.

                                                                       EXHIBIT E

                                  Litigation
                                  ----------



---------------------------------------------------------
     Property           Description of Litigation
---------------------------------------------------------
Howard Johnson          Financial Security Assurance
Lodge at the Seaport    Inc., et al. v. ELXSI Adv. Pro.
Mystic, Connecticut     No. 96/5147A (in In re Livonia
                                         -------------
                        Realty, Inc., et al., Case Nos.
                        --------------------
                        92 B 20547 through 92 B 20551
                        (ASH), U.S. Bankruptcy Court,
                        Southern District of New York
                        (White Plains Division)), on
                        appeal to U.S. District Court,
                        Southern District of New York
                        (White Plains Division), 96 Civ.
                        9283 (WP), in which plaintiffs
                        seek declaration that defendant
                        Mystic restaurant lessee does not
                        have ownership of free-standing
                        signs on the Mystic property or
                        leasehold interests in such
                        signs' "footprints".  Plaintiffs
                        are currently appealing adverse
                        Bankruptcy Court ruling.
 ----------------------------------------------------------

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Letter of Credit
                           ------------------------


       See attached.

                        ADDITIONAL ITEMS FOR INCLUSION
                                      IN
                    BANK ONE LETTER OF CREDIT NO. STI 07460

 .    Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto.

 .    Payment of amounts drawn under this Letter of Credit shall be made by wire transfer solely to you, as set forth in your draft in the form attached as Exhibit A, in the amount demanded, not exceeding the face amount of this Letter of Credit, in immediately available funds, on (I) the date of receipt by us of the draft in conformity with the terms of this Letter of Credit for such payment, if presented during business hours no later than 1:00 p.m. (CST) on a business day, or (II) on the business day next following the date of receipt by us of such draft if presented during business hours after 1:00 p.m. (CST).

 .    If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice within one (1) business day that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment.

 .    This credit shall be governed by and construed in accordance with the laws of the State of ____________.

                        [LOGO OF BANKONE APPEARS HERE]

--------------------------------------------------------------------------------

    BANK ONE, TEXAS, N.A.1717 MAIN STREET, 11TH FLOOR, DALLAS, TEXAS 75201

                           TELEPHONE: 1-908-924-5436

                IRREVOCABLE STANDBY LETTER OF CREDIT NO.ST107460


PLACE AND DATE OF ISSUE                      DATE AND PLACE OF EXPIRY:
DALLAS, TEXAS 11/11/97                       03/31/98 IN DALLAS TEXAS

APPLICANT:                                   ADVISING BANK:
AMERICAN GENERAL HOSPITALITY                 NOT APPLICABLE
OPERATING PARTNERSHIP.LP.
5605 MCARTHUR BLVD., SUITS 1300
IRVING, TEXAS 75038

BENEFICIARY:                                 AMOUNT: USD 2,700,000,00
FINANCIAL SECURITY ASSURANCE INC.,           TWO MILLION SEVEN HUNDRED
AS AGENT FOR THE VARIOUS PROPERTY OWNERS     THOUSAND & NO/100 U.S. DOLLARS
c/o ADAMS, GALLINAR & IGLESIAS
701 BRICKELL AVENUE, SUITE 2150
MIAMI, FL. 33131
ATTENTION: MICHAEL D. GALLINAR

GENTLEMAN:

THIS CREDIT IS AVAILABLE BY BENEFICIARY'S SIGHT DRAFT IN THE FORM OF DRAFT ATTACHED HERETO AS EXHIBIT A, DRAWN ON BANK ONE, TEXAS N.A WHEN ACCOMPANIES BY
                   ---------
THE ORIGINAL OF THIS CREDIT.

THIS IS A CLEAN LETTER OF CREDIT. NOT OTHER DOCUMENTS ARE REQUIRED.

DRAFT MUST BE MARKED: DRAWN UNDER BANK ONE, TEXAS, N.A. CREDIT NO. 81707460.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE LOCATED AT 1717 MAIN STREET, 11TH FLOOR, DALLAS, TEXAS 75201 ATTN:
STANDBY LETTERS OF CREDIT SECTION ON OR BEFORE THE EXPIRATION OF THIS CREDIT:

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO.500.

/s/ Geraldine M. Bundy
-----------------------
AUTHORIZED SIGNATURE
BANK ONE, TEXAS, N.A
ISSUING BANK

--------------------------------------------------------------------------------

                                   EXHIBIT A

Bank One, Texas, N.A.
1717 Main Street, 11th Floor
Dallas, Texas 75201
Attn: Standby Letters of Credit Section


Data:

Amount:

Payable at sight by wire transfer to:

          (WIRE INSTRUCTIONS)


                                      Financial Security Assurance Inc.
                                      [as Agent for the various property owners]


                                       By: _____________________________________
                                           Name:
                                           Authorized Signatory



Drawn under:


Bank One, Texas, N.A. Credit No. STI07450
1717 Main Street, 11th Floor
Dallas, Texas 75201
Attn: Standby Letters of Credit Section

                                                                  EXECUTION COPY

                      CERTIFICATION OF NONFOREIGN STATUS
                             (Entity - Transferor)

          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding tax is not required upon the disposition of a U.S. real property interest by ZETA Mystic Hotel, Inc., the undersigned hereby certifies the following:

          (a) ZETA Mystic Hotel, Inc. is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) ZETA Mystic Hotel, Inc.'s U.S. employer identification number is 06-1359162;

          (c) ZETA Mystic Hotel, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the real property being transferred is 179 Greenmanville Avenue, Stonington, Connecticut 06355.

          ZETA Mystic Hotel, Inc., understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                             ____________________

          Under penalties of perjury, the undersigned declares that he has examined this Certification, and, to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of ZETA Mystic Hotel, Inc.


Dated:  February   , 1998


                                   ZETA MYSTIC HOTEL, INC.,

                                      by  /s/ Alex Makowski
                                        _______________________________
                                        Name:  Alex Makowski
                                        Title: Vice President

Sworn to before me this
____ day of _______, 1998.


__________________________
       Notary Public

     AMENDMENT NO. 2, dated as of February 13, 1998 (this "Second Amendment"), to the Contract for Purchase and Sale of Hotel dated as of November 26, 1997, as amended by an Amendment No. 1 dated as of December 15, 1997 (as so amended, the "Contract"), between Zeta Mystic Hotel, Inc. (the "Seller") and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Buyer"). Terms used herein but not otherwise defined have the meanings assigned to such terms in the Contract.


                                   Recitals
                                   --------

          WHEREAS, pursuant to the Contract, Seller has agreed to sell and Buyer has agreed to buy the Property; and

          WHEREAS Seller and Buyer now desire to amend the Contract to reflect the provisions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          1. Seller and Buyer agree to file Form 8594 under Section 1060 of the Internal Revenue Code of 1986, as amended, in accordance with that certain letter agreement among Seller and Buyer dated as of the date hereof.

          2. Seller and Buyer acknowledge that they have executed and delivered an Indemnity Fund Agreement and a letter agreement dated as of the date hereof with respect to certain claims relating to the Indemnity Fund established pursuant to Section 6.13 of the Contract.

          3. Except as amended hereby, the terms of the Contract shall remain in full force and effect. This Second Amendment shall be governed by, and construed under, the internal laws of New York. This Second Amendment may be executed and delivered by the parties by telecopy and may be signed in any number of identical counterparts, each set of which executed by all parties shall be deemed to be an original counterpart, and all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

                                             ZETA MYSTIC HOTEL, INC.,

                                               by  /s/ Alex Makowski
                                                  ---------------------------
                                                  Name:  Alex Makowski
                                                  Title: Vice President

                                             AMERICAN GENERAL HOSPITALITY
                                             OPERATING PARTNERSHIP, L.P.,

                                               by AGH GP, INC., its general
                                                  partner,

                                                  by  /s/ Bruce G. Wiles
                                                     ---------------------------
                                                     Name:  Bruce G. Wiles
                                                     Title: Executive Vice
                                                              President

                                             LAWYERS TITLE INSURANCE CORPORATION

                                               by  /s/ Michael D. Galliner
                                                  ----------------------------
                                                  Name:  Michael D. Galliner
                                                  Title: Title Agent